                                                                    EXHIBIT 10.6

                             STOCK PURCHASE WARRANT

         This Warrant is issued as of this 8th day of October, 1997, by BUILDNET, INC., a North Carolina corporation (the "Company"), to PIEDMONT VENTURE PARTNERS LIMITED PARTNERSHIP, a North Carolina limited partnership ("Piedmont") (Piedmont and any subsequent assignee or transferee hereof are hereinafter referred to collectively as "Holder" or "Holders").

                                   AGREEMENT:

         Section 1. Issuance of Warrant, Term.

         (a) Piedmont is making a loan to the Company in the amount of $1,000,000 (the "Loan"). The loan is evidenced by a Secured Promissory Note of even date herewith, in the original principal amount of $1,000,000 payable to the order of Piedmont, by the Company (together with any and all extensions, replacements and renewals thereof, the "Note") and a Loan and Security Agreement of even date herewith by and among the Company, Petra Capital, LLC, a Georgia Limited liability company ("Petra"), and Piedmont (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"). In consideration of the funding of the Loan, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Holder the right to purchase 12,659 shares of the Company's common stock (the "Common Stock"), which the Company hereby represents to equal 1% of the shares of capital stock outstanding on the date hereof, calculated on a Fully Diluted Basis (as hereinafter defined) assuming exercise of this Warrant and issuance of such shares. For purposes of this Warrant, "Fully Diluted Basis" means at any time, without duplication, the number of outstanding shares of Common Stock, after giving effect to (x) all shares of Common Stock actually outstanding at the time of determination, (y) all shares of Common Stock issuable upon the exercise of any option, warrant (including, without limitation, this Warrant) or similar right outstanding at the time of determination, and (z) all shares of Common Stock issuable upon the exercise of any conversion or exchange right contained in any security convertible into or exchangeable for shares of Common Stock, and assuming that
(i) 16,891 shares of Common Stock were issuable upon the conversion of all of the convertible indebtedness of the Company outstanding on the date hereof, (ii) that 1,800 shares of common stock, or warrants to purchase such number of shares, were issuable to certain vendors of the Company as of the date hereof;
(iii) that options to purchase 155,000 shares of Common Stock were outstanding as of the date hereof under the Company's 1997 Stock Plan; (iv) that options outstanding under the Sun Forest Systems, Inc. 1995 Stock Award Plan (the "Sun Forest Plan") were not outstanding as of the date hereof, (v) that options to purchase 7,323 shares of Common Stock to a financial consultant to the Company were outstanding as of the date hereof.

         (b) The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares." This Warrant shall be exercisable at any time and from time to time from the date hereof until October 7, 2007.

         Section 2. Exercise Price. The exercise price (the "Exercise Price") per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be one cent ($.01).

         Section 3. Exercise.

         (a) This Warrant may be exercised by the Holder hereof (but only on the conditions hereafter set forth) as to all or any increment or increments of one hundred (100) Shares (or the balance of the Shares if less than such number), upon delivery of written notice of intent to exercise to the Company at the following address: 4815 Emperor Blvd., Suite 214, Durham, NC 27703, Attention:
Steve Thompson, or such other address as the Company shall designate in a written notice to the Holder hereof, together with this Warrant and payment to the Company of the aggregate Exercise Price of the Shares so purchased. The Exercise Price shall be payable, at the option of the Holder, (i) by certified or bank check, (ii) by the surrender of the Note or portion thereof having an outstanding principal balance equal to the aggregate Exercise Price. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within fifteen (15) days thereafter, execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder. If this Warrant shall be exercised with respect to less than all of the Shares, the Holder shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant. The Company covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant or the issuance of any Shares upon exercise of this Warrant.

         (b) In lieu of exercising this Warrant pursuant to Section 3(a) above, the Holder shall have the right to require the Company to convert this Warrant (as it may be adjusted pursuant to Section 5 hereof), in whole or in part and at any time or times into Shares (the "Conversion Right"), upon delivery of written notice of intent to convert to the Company at its address in Section 3(a) or such other address as the Company shall designate in a written notice to the Holder hereof, together with this Warrant. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price) that number of Shares which is equal to the quotient obtained by dividing (x) the net value of the number of Shares with respect to which Holder is then exercising the Conversion Right (determined by subtracting the aggregate Exercise Price for the Shares with respect to which Holder is then exercising the Conversion Right from a number equal to the product of (i) the Fair Market Value per Share (as such term is defined in Section 5(b)) as at such time, multiplied by (ii) that number of Shares with respect to which Holder is then exercising the Conversion Right), by (y) the Fair Market Value per Share. Any references in any Warrants to the "exercise" of this Warrant, and the use of the term exercise herein, shall be deemed to include (without limitation) any exercise of the Conversion Right.

         Section 4. Covenants and Conditions. The above provisions are subject to the following:

         (a) Neither this Warrant nor the Shares have been registered under the Securities Act of 1933, as amended ("Securities Act") or any state securities laws ("Blue Sky Laws"). This Warrant has been acquired for investment purposes and not with a view to distribution or resale. This Warrant may not be pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws (the Company hereby acknowledges that Sherrard & Roe, PLC is acceptable counsel). Transfer of Shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant, and the certificates representing such Shares shall, subject to Section 6 hereof, bear substantially the following legend:

         THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACTS OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

The Holder hereof and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any shares of Common Stock issued upon exercise hereof with applicable federal and state securities laws.

         (b) The Company covenants and agrees that all Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes, liens, charges and preemptive rights (other than any created by the Holder), if any, with respect thereto or to the issuance thereof. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

         Section 5. Adjustment of Exercise Price and Number of Shares Issuable. The Exercise Price and the number of Shares (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Section 5.

         (a) Common Stock Reorganization. If the Company shall (i) subdivide or consolidate its outstanding shares of Common Stock (or any class thereof) into a greater or smaller number of shares, (ii) pay a dividend or make a distribution on its Common Stock (or any class thereof) in shares of its capital stock, or
(iii) issue by reclassification of its Common Stock (or any class thereof) any shares of its capital stock (any such event described in clauses (i), (ii) or (iii) being called a "Common Stock Reorganization"), then the Exercise Price and the type of securities for which this Warrant is exercisable shall be adjusted immediately such that the Holder thereafter shall be entitled to received upon exercise of this Warrant the aggregate number and type of securities that it would have received if this Warrant had been exercised immediately prior to such Common Stock Reorganization.

         (b) Common Stock Distribution. If the Company shall issue, sell, distribute or otherwise grant any shares of Common Stock, other than pursuant to a Common Stock Reorganization (any such issuance, sale, distribution or grant being herein called a "Common Stock Distribution"), for a consideration per share less than the Fair Market Value per Share immediately prior to such Common Stock Distribution, then the Exercise Price shall be reduced to the price determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the sum of
(A) the number of shares of Common Stock outstanding immediately prior to such Common Stock Distribution plus the number of shares issuable upon exercise of this Warrant and any Additional Warrants issued pursuant to the Loan Agreement plus (B) the quotient obtained by dividing the aggregate consideration, if any, received by the Company upon such Common Stock Distribution by such Fair Market Value per Share, and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such Common Stock Distribution plus the number of shares issuable upon exercise of this Warrant and any Additional Warrants issued pursuant to the Loan Agreement. "Fair Market Value per Share" as of any time means the fair market value of the Company as of such time divided by the number of outstanding shares of Common Stock, as of such time after giving effect to the exercise of this Warrant and any Additional Warrants issued pursuant to the Loan Agreement.

         (c) Convertible Securities and Option Securities. If the Company shall issue, sell, distribute or otherwise grant (including by assumption):

                  (i) any stock or other securities convertible into or exchangeable for Common Stock, whether or not the rights to exchange or convert thereunder are immediately exercisable such convertible or exchangeable stock or securities being herein called "Convertible Securities"), or

                  (ii) any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or Convertible Securities, whether or not immediately exercisable, other than (A) any Additional Warrants issued pursuant to the Loan Agreement, or (B) Permitted Plan Options (as defined below) (such rights, warrants or options being herein called "Option Securities"), and the lowest aggregate consideration per share for which Common Stock is issuable upon the exercise of such Convertible Securities or Option Securities (and, if applicable, upon conversion or exchange of Convertible Securities issuable upon exercise of Option Securities) shall be less than the Fair Market Value per Share at such time, then the Exercise Price shall be reduced to the price determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock then outstanding plus the number of shares issuable upon exercise of this Warrant and any Additional Warrants issued pursuant to the Loan Agreement plus (B) the quotient obtained by dividing the aggregate consideration, if any, received or receivable by the Company upon such issuance, sale, distribution or grant by such Fair Market Value per Share, and the denominator of which shall be the total number of shares of Common Stock then outstanding plus the number of shares issuable upon exercise of this Warrant and any Additional Warrants issued pursuant to the Loan Agreement plus the total maximum number of shares issuable upon exercise or conversion of such Convertible Securities or Option Securities and, in the case of Option Securities to acquire Convertible Securities, upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Option Securities. If any of such Convertible Securities or Option Securities shall have terminated, lapsed or expired prior to exercise, exchange or conversion, the Exercise Price then in effect shall forthwith be readjusted (effective only with respect to any exercise of Warrants after such readjustment) to the Exercise Price which would then be in effect had the adjustment not been made upon the issuance, sale, distribution or grant of such Convertible Securities or Option Securities. For purposes hereof, "Permitted Plan Options" shall mean Option Securities issued pursuant to the Company's 1997 Stock Plan; provided that the number of shares of

Common Stock issuable upon exercise thereof shall not exceed in the aggregate, the sum of (i) 155,000 shares, less (ii) any shares of Common Stock issuable upon the exercise of options granted under the Sun Forest Plan (net of any options thereunder which have been canceled), in each case, adjusted to account for any stock splits, subdivisions or the like.

         (d) Adjustment in Number of Shares. Upon each adjustment to the Exercise Price pursuant to subsections (a), (b) or (c) this Section 5, this Warrant shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of Shares obtained by multiplying the number of Shares previously issuable upon exercise of this Warrant by a fraction the numerator of which is the Exercise Price prior to adjustment and the denominator of which is the adjusted Exercise Price.

         (e) Non-Cash Consideration. If any shares of Common Stock, Option Securities or Convertible Securities shall be issued, sold, distributed or granted for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair market value of such consideration, as determined in good faith by the Corporation's Board of Directors. If any shares of Common Stock, Option Securities or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair market value, as determined in good faith by the Corporation's Board of Directors, of such portion of the assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Option Securities or Convertible Securities, as the case may be.

         (f) Capital Reorganizations. If there shall be any consolidation, merger or amalgamation of the Company with another person or entity or any acquisition of capital stock of the Company by means of a share exchange, other than a consolidation, merger or share exchange in which the Company is the continuing corporation or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety, or any reorganization or recapitalization of the Company (any such event being called a "Capital Reorganization", then the Holder of this Warrant shall no longer have the right to purchase Common Stock, but shall have instead the right to purchase, upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have owned or have been entitled to receive pursuant to such Capital Reorganization if this Warrant had been exercised immediately prior to the -effective date of such Capital Reorganization. As a condition to effecting any Capital Reorganization, the Company or the successor or surviving corporation, as the case may be, shall assume by a supplemental agreement, reasonably satisfactory in form, scope and substance to the Holder (which shall be mailed or delivered to the Holder of this Warrant at the last address of such Holder appearing on the books of the Company) the obligation to deliver to such Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and all other obligations of the Company set forth in this Warrant.

         (g) Determination of Fair Market Value. Subject to the provisions set forth below, the fair market value of the Company or of any non-cash consideration received by the Company upon any Common Stock Distribution shall be determined in good faith by the Board of Directors of the Company. Upon each such determination, the Company shall promptly give notice thereof to the Holder, setting forth in reasonable detail the calculation of such fair market value and the method and basis of determination thereof (the "Company Determination"). If the Holder shall disagree with the

Company Determination and shall, by notice to the Company given within thirty
(30) days after the Company's notice of the Company Determination, elect to dispute the Company Determination, the Company shall, within thirty (30) days after such notice, engage an investment bank or other qualified appraisal firm acceptable to the Holder to make an independent determination of the fair market value of the Company or of any non-cash consideration received by the Company upon any Common Stock Distribution (the "Appraiser Determination"). The Appraiser Determination shall be final and binding on the Company and the Holder. The cost of the Appraiser Determination shall be borne by the Company.

         (h) Adjustment Rules. Any adjustments pursuant to this Section 5 shall be made successively whenever an event referred to herein shall occur. No adjustment shall be made pursuant to this Section 5: (i) in respect of the issuance from time to time of shares of Common Stock upon the exercise of this Warrant, (ii) in respect of the issuance from time to time of shares of Common Stock upon the exercise of the Warrant to be issued to Petra, (iii) the exercise or conversion of any other Option Securities or Convertible Securities, or (iii) in respect of the issuance or exercise of any Additional Warrants (as defined in the Loan Agreement).

         (i) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 5, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that (a) the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock which the Holder of this Warrant is entitled to receive upon exercise thereof.

         (j) Notice of Adjustment. Not less than 10 days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Section 5, the Company shall give notice to the Holder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and the computation thereof. If the required adjustment is not determinable at the time of such notice, the Company shall give notice to the Holder of such adjustment and computation promptly after such adjustment becomes determinable.

         Section 6. Transfer of Warrant. Subject to the provisions of Section 4 hereof, this Warrant may be transferred, in whole or in part, to any person or business entity, by presentation of the Warrant to the Company with written instructions for such transfer. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions. The Company shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of Warrants under this Section.

         Section 7. Warrant Holder Not Shareholder; Rights Offering; Preemptive Rights. Except as otherwise provided herein, this Warrant does not confer upon the Holder, as such, any right whatsoever as a shareholder of the Company. The Company shall not grant any preemptive rights with respect to any of its capital stock if such preemptive rights are exercisable upon exercise of this Warrant.

         Section 8. Observation Rights; Interim Dividends.

         (a) Observation Rights. The Holder of this Warrant shall receive notice of and be entitled to attend or may send a representative to attend all meetings of the Company's Board of Directors in a non-voting observation capacity and shall receive a copy of all correspondence and information delivered to the Company's Board of Directors, from the date hereof until such time as the indebtedness evidenced by the Note has been paid in full.

         (b) Interim Dividends. If the Company pays a dividend or makes a distribution to the holders of its capital stock of any securities (other than capital stock) or property (including cash and securities of other companies) of the Company, or any rights, options or warrants to purchase securities (other than capital stock) or property (including securities of other companies) of the Company, then, simultaneously with the payment of such dividend or the making of such distribution, and as a condition precedent to its right to do so, it will pay or distribute to the Holder of this Warrant an amount of property (including without limitation cash) and/or securities (including without limitation securities of other companies) of the Company as would have been received by such Holder had it exercised this Warrant and received all of the Shares of Common Stock issuable upon the exercise of this Warrant immediately prior to the record date (or other applicable date) used for determining stockholders of the Company entitled to receive such dividend or distribution. Anything in Section 5 to the contrary notwithstanding, no adjustment to the Exercise Price shall be made for any distribution of Convertible Securities of the Company to the Holder pursuant to the provisions of this Section 8.

         Section 9. Financial Statements and Reports. Unless the Company is otherwise furnishing such information to the Holder hereof, from the date hereof until the earlier to occur of (i) the exercise in full of this Warrant or (ii) its termination, the Company shall deliver to the Holder the following financial information:

                  (a) within one hundred twenty (120) days after the end of each fiscal year of Borrower, (A) audited consolidated financial statements of Borrower, including a balance sheet as of the close of such fiscal year, an income statement and statements of changes in stockholders' equity, and of cash flows for such fiscal year, all in reasonable detail, prepared in accordance with GAAP consistently applied, and with the report thereon of independent public accountants, reasonably acceptable to Lender, and (B) unaudited consolidating financial statements, including a balance sheet as of the close of such fiscal year, an income statement and statements of changes in stockholders' equity, and of cash flows for such fiscal year;

                  (b) within thirty (30) days after the end of each calendar month, a consolidated balance sheet of Borrower as of the close of such month and consolidated statements of earnings and retained earnings of Borrower for such month and for the prior months of the current fiscal year (on a year to date basis), each compared to the same period in the previous fiscal year, all in reasonable detail, and unaudited but prepared on the basis of GAAP consistently applied (except for the absence of footnotes and subject to year-end adjustments), together with a narrative status report of Borrower's management; and

                  (c) with reasonable promptness, such other financial data as Lender may reasonably request.

         Section 10. Certain Notices. In case at any time the Company shall propose to:

         (a) declare any cash dividend upon its Common Stock;

         (b) declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

         (c) offer for subscription to the holders of any of its Common Stock any additional shares of stock in any class or other rights;

         (d) reorganize, or reclassify the capital stock of the Company, or consolidate, merge or otherwise combine with, or sell all or substantially all of its assets to, another corporation; or

         (e) voluntarily or involuntarily dissolve, liquidate or wind up of the affairs of the Company;

then, in any one or more of said cases, the Company shall give to the Holder, by certified or registered mail, (i) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Any notice required by clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and any notice required by clause (ii) shall specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.


         Section 11. Put Right.

         (a) The Company hereby irrevocably grants and issues to Holder the right and option to sell to the Company (the "Put") this Warrant or the Shares with respect to which this Warrant is exercisable, in whole or part, at any time after October 7, 2002 at a purchase price (the "Purchase Price") equal to the Put Value (as hereinafter defined) of the shares of Common Stock issuable to Holder upon exercise of this Warrant.

         (b) The Company shall pay to the Holder, in cash or certified or cashier's check, the Purchase Price within thirty (30) days of the receipt of written notice from the Holder stating its intention to exercise the Put and the number of shares with respect to which it is then exercising the Put (the "Put Securities").

         (c) The Put Value shall by equal to the fair market value of the Company (determined pursuant to Section 5(g) of this Warrant) multiplied by a fraction, the numerator of which shall be the number of Put Securities and the denominator of which shall be the number of shares of Common Stock then outstanding (including the Put Securities).

                  [Remainder of Page Intentionally Left Blank]

                   [SIGNATURE PAGE TO STOCK PURCHASE WARRANT]

         IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.


                                   BUILDNET, INC.

                                   By:  /s/ Keith T. Brown
                                   Name:  Keith T. Brown
                                   Title:  President and CEO


                                   Attest:  /s/ J. William Waddell
                                   Name:  J. William Waddell
                                   Title:  Secretary

                                   PIEDMONT VENTURE PARTNERS, L.P., a North
                                   Carolina limited partnership

                                   By its General Partner

                                   PIEDMONT VENTURE MANAGEMENT, INC., a North
                                   Carolina Enterprise Corporation

                                   By:  /s/ Pamela K. Clement
                                   Name:  Pamela K. Clement
                                   Title:   Managing Principal

                                 BUILDNET, INC.

                    CONSENT, WAIVER AND AMENDMENT AGREEMENT


         THIS CONSENT, WAIVER AND AMENDMENT AGREEMENT (the "Agreement") is entered into by and among Buildnet, Inc., a North Carolina corporation (the "Company"), Petra Capital, LLC, a Georgia limited liability company and its assignee, Petra Special Purpose, LLC, a Delaware limited liability company (collectively, "Petra"), Piedmont Venture Partners Limited Partnership, a North Carolina limited partnership ("Piedmont"), Southeast Interactive Technology Fund I, LLC, and Southeast Interactive Technology Fund II, LLC, (collectively, "Southeast"), John Stein ("Stein") and Stein Family Partners, L.P. ("Stein Partners"), and is effective this 20th day of May 1999. Petra and Piedmont are sometimes referred to herein as a "Lender" and collectively as the "Lenders."


                                    RECITALS

         WHEREAS, the Company has entered into an Agreement and Plan of Merger (the "Merger Agreement") with The F.A.S.T. Management Group, Inc., a Washington corporation ("FAST"), a copy of which is attached hereto as Exhibit A, whereby FAST has merged with a wholly owned subsidiary of the Company so that FAST is a wholly owned subsidiary of the Company (the "FAST Merger"). As a result of the FAST Merger, shareholders of FAST are now shareholders of the Company.

         WHEREAS, following consummation of the FAST Merger, the Company desires to enter into a Series B Preferred Stock Purchase Agreement (the "Purchase Agreement"), a copy of which is attached hereto as Exhibit B, pursuant to which the Company would issue approximately 3,300,000 shares of its Series B Preferred Stock for an aggregate purchase price of approximately $30,000,000 (excluding convertible debt) (the "Series B Financing"); and

         WHEREAS, the Company, Petra and Piedmont are parties to that certain Loan and Security Agreement dated October 8, 1997 (the "Senior Loan Agreement"), whereby consents, waivers and amendments under the Senior Loan Agreement require the agreement of the Required Lenders pursuant to Section 9.15(b) thereof, and Petra and Piedmont collectively constitute the Required Lenders; and

         WHEREAS, Petra and Piedmont hold certain stock purchase warrants and Petra holds rights to receive future warrants pursuant to the terms of the Senior Loan Agreement (the "Senior Warrants"), and such Senior Warrants contain adjustment provisions upon the Company's issuance of securities or other rights to purchase securities convertible or exchangeable for Common Stock of the Company; and

         WHEREAS, the Company and Piedmont are parties to that certain Loan and Security Agreement dated April 24, 1998 (the "Junior Loan Agreement"), whereby consents, waivers and amendments under the Junior Loan Agreement require the agreement of Piedmont pursuant to Section 8.14(b) thereof; and

         WHEREAS, Piedmont holds certain stock purchase warrants and rights to receive future warrants pursuant to the terms of the Junior Loan Agreement (the "Junior Warrants"), and such Junior Warrants contain adjustment provisions upon the Company's issuance of securities or other rights to purchase securities convertible or exchangeable for Common Stock of the Company; and

         WHEREAS, Petra and Piedmont, in their capacities as Lenders, are willing to consent to the transactions described herein; and

         WHEREAS, the Company desires to issue to Petra a warrant to purchase 12,000 shares of Common Stock of the Company at an exercise price of $0.01 per share and otherwise in substantially the same format as the Senior Warrants (as amended pursuant to the terms contained herein) in consideration for the amendment of each Senior Warrant held by it or that it is entitled to receive (the "New Petra Warrant"); and

         WHEREAS, the Company and Petra, Piedmont, Southeast, and certain other shareholders (collectively, the "Rights Investors") are parties to that certain Amended and Restated Investor Rights Agreement dated October 8, 1997, as amended on December 30, 1997 and April 24, 1998 (the "Rights Agreement"), pursuant to which Section 3 grants the Rights Investors the right of first refusal to purchase up to their pro rata share of New Securities (as such term is defined therein); and

         WHEREAS, Section 6.5 of the Rights Agreement provides that any term of such Rights Agreement may be waived with the written consent of the holders of at least two thirds of the shares of Registrable Securities (as defined therein); and

         WHEREAS, the requisite percentage of Rights Investors desire to waive the rights of first refusal pursuant to the Rights Agreement in connection with the Company's issuance of Common Stock pursuant to the FAST Merger and the Company's execution of the Purchase Agreement and issuance of Series B Preferred Stock pursuant to the terms thereof; and

         WHEREAS, the Company is party to a Note and Warrant Purchase Agreement, dated November 12, 1998 with Piedmont and Southeast, a Note and Warrant Purchase Agreement, dated February 22, 1999 with Stein and a Note and Warrant Purchase Agreement, dated April 9, 1999 with Stein Partners and Southeast, and has issued warrants to purchase Common Stock of the Company in connection therewith (the "Bridge Warrants"); and

         WHEREAS, the holders of the Bridge Warrants each have the right to receive additional shares of Common Stock exercisable pursuant to such Bridge Warrants if the next Equity Financing of the Company (as defined in the applicable Note and Warrant Purchase Agreement) was not consummated on or before May 15, 1999, and such holders desire to waive their rights to receive additional shares of Common Stock exercisable pursuant to the Bridge Warrants upon these terms.

         NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt of which is hereby acknowledged, and pursuant to Section 9.15(b) of the Senior Loan Agreement, Section 8.14(b) of the Junior Loan Agreement and Section 6.5 of the Rights Agreement, the parties hereby agree as follows.

1. Consent under Senior Loan Agreement. Pursuant to the terms of the Senior Loan Agreement, each of Petra and Piedmont hereby consents to the FAST Merger and the Series B Financing, including the Company's execution and delivery of the Merger Agreement, the Purchase Agreement and the transactions contemplated therein. Specifically, and with reference to the Merger Agreement and Purchase Agreement each of Petra and Piedmont (i) waives any prohibition contained in Section 4.17 of the Senior Loan Agreement against acquiring the business of or merging or consolidating with any other entity or acquiring or creating a subsidiary, (ii) waives any prohibition contained in Section 4.30 of the Senior Loan Agreement against issuing any shares of Common Stock or any securities convertible into shares of Common Stock, (iii) waives any prohibition contained in Section 4.19 of the Senior Loan Agreement against declaring a dividend of $3.15 per share on the Series A Preferred Stock of the Company in connection with the Series B Financing and (iv) acknowledges that this Agreement shall serve as adequate notice of the issuance of capital stock or instruments convertible into or exchangeable for shares of capital stock of the Company as required by Section 4.22 of the Senior Loan Agreement.

2. Consent under Junior Loan Agreement. Pursuant to the terms of the Junior Loan Agreement, Piedmont hereby consents to the FAST Merger and the Series B Financing, including the Company's execution and delivery of the Merger Agreement, the Purchase Agreement and the transactions contemplated therein. Specifically, and with reference to the Merger Agreement and Purchase Agreement, Piedmont (i) waives any prohibition contained in Section 4.16 of the Junior Loan Agreement against acquiring the business of or merging or consolidating with any other entity or acquiring or creating a subsidiary, (ii) waives any prohibition contained in Section 4.28 of the Junior Loan Agreement against issuing any shares of Common Stock or securities convertible into shares of Common Stock, (iii) waives any prohibition contained in
         Section 4.18 of the Senior Loan Agreement against declaring a dividend of $3.15 per share on the Series A Preferred Stock of the Company in connection with the Series B Financing and (iv) acknowledges that this Agreement shall serve as adequate notice of the issuance of capital stock or instruments convertible into or exchangeable for shares of capital stock of the Company as required by Section 4.21 of the Junior Loan Agreement.

         Additionally, Piedmont hereby waives its right to receive an additional warrant issuable as of April 24, 1999 pursuant to the terms of Section 1.4(b)(i) of the Junior Loan Agreement in exchange for the Company's obligation to pay to Piedmont $315,000 in cash, exchangeable for shares of the Company's Series B Preferred Stock issued pursuant to the Purchase Agreement and in accordance with the terms of the Series B Financing.

3. Waiver of Adjustment and Amendment of Senior Warrants. Each of Petra and Piedmont hereby waive all adjustment rights contained in Section 5(c) of all Senior Warrants held by it or which it is entitled to receive, with respect to the issuance of securities by the Company:
         (a) pursuant to the Note and Warrant

         Purchase Agreements executed by the Company on each of October 6, 1998, November 12, 1998, February 22, 1999 and April 9, 1999; (b)
         pursuant to the Merger Agreement; or (c) pursuant to the Purchase Agreement. Additionally, each of Petra and Piedmont hereby agrees to amend and restate Section 11(a) of each Senior Warrant held by it or that it is entitled to receive to read as follows.

                  (a) The Company hereby irrevocably grants and issues to Holder the right and option to sell to the Company (the "Put") this Warrant or the Shares with respect to which this Warrant is exercisable, in whole or part, at any time after May 31, 2006 at a purchase price (the "Purchase Price") equal to the Put Value (as hereinafter defined) of the shares of Common Stock issuable to holder upon exercise of this Warrant.

         Additionally, each of Petra and Piedmont hereby agrees to amend
         Section 11(c) of each Senior Warrant held by it or that it is entitled to receive by adding the following sentence at the end thereof: For purposes of this Section 11(c) the "number of shares of Common Stock then outstanding" shall be deemed to include all shares of Common Stock issuable upon exercise or conversion of all then outstanding Convertible Securities directly or indirectly exercisable for or convertible into Common Stock.

         Each of Petra and Piedmont may request that the Company issue to it amended Senior Warrants reflecting this change.

4. Waiver of Adjustment and Amendment of Junior Warrants. Piedmont hereby waives all adjustment rights contained in Section 5(c) of all Junior Warrants held by it or which it is entitled to receive, with respect to the issuance of securities by the Company: (a) pursuant to the Note and Warrant Purchase Agreements executed by the Company on each of October 6, 1998, November 12, 1998, February 22, 1999 and April 9, 1999; (b) pursuant to the Merger Agreement; or (c) pursuant to the Purchase Agreement. Piedmont hereby agrees to amend and restate
         Section 11(a) of each Junior Warrant held by it or that it is entitled to receive to read as follows.

                  (a) The Company hereby irrevocably grants and issues to Holder the right and option to sell to the Company (the "Put") this Warrant or the Shares with respect to which this Warrant is exercisable, in whole or part, at any time after May 31, 2006 at a purchase price (the "Purchase Price") equal to the Put Value (as hereinafter defined) of the shares of Common Stock issuable to holder upon exercise of this Warrant.

         Additionally, Piedmont hereby agrees to amend Section 11(c) of each Junior Warrant held by it or that it is entitled to receive by adding the following sentence at the end thereof: For purposes of this
         Section 11(c) the "number of shares of Common Stock then outstanding" shall be deemed to include all shares of Common Stock issuable upon exercise or conversion of all then outstanding Convertible Securities directly or indirectly exercisable for or convertible into Common Stock.

         Piedmont may request that the Company issue to it amended Junior Warrants reflecting this change.

5. Approval for New Petra Warrant. In connection with the amendment of the Senior Warrants as provided in Section 4 above, the Company shall issue to Petra the New Petra Warrant exercisable for 12,000 shares of Common Stock of the Company at $0.01 per share. Each of Petra, Piedmont and Southeast hereby waives any and all approval rights and preemptive rights it may have with respect to the issuance of the New Petra Warrant and any antidilution rights it may have with respect to the issuance and subsequent exercise of the New Petra Warrant.

6. Waiver of Rights of First Refusal. The requisite percentage of Rights Investors hereby waives any and all right of first refusal to purchase up to a pro rata share of New Securities pursuant to Section 3 of the Rights Agreement, in connection with the FAST Merger and the Series B Financing, including all securities issued or authorized for issuance pursuant to the terms of the FAST Merger and Series B Financing.

7. Waiver of Adjustment of Bridge Warrants. Each of Piedmont, Southeast, Stein and Stein Partners hereby waives all rights to receive additional shares of Common Stock exercisable pursuant to the Bridge Warrants if the next Equity Financing of the Company (as defined in the applicable Note and Warrant Purchase Agreement) is not consummated on or before May 15, 1999; provided that no such waiver shall be applicable if the Equity Financing of the Company is consummated after May 30, 1999.

8. Copies. Each of the parties hereto acknowledges that is has received copies of the Merger Agreement and the Purchase Agreement.

9. Validity. The consents and waivers contained herein shall be applicable only if both the FAST Merger and the Series B Financing are consummated within ten (10) business days of each other.

10. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the internal law (and not the law of conflicts) of North Carolina.

11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.


                     [THE NEXT PAGE IS THE SIGNATURE PAGE.]

         This Consent, Waiver and Amendment Agreement is effective as of the date first set forth above and may be signed in counterparts.

COMPANY:                                    BUILDNET, INC.


                                            By: /s/ Keith T. Brown
                                            Name: Keith T. Brown
                                            Title: CEO


PETRA:                                      PETRA CAPITAL, LLC


                                            By: /s/ Michael W. Blackburn
                                            Name: Michael W. Blackburn
                                            Title: Member


                                            PETRA SPECIAL PURPOSE, LLC


                                            By: /s/ Michael W. Blackburn
                                            Name: Michael W. Blackburn
                                            Title: Member



PIEDMONT:                                   PIEDMONT VENTURE PARTNERS
                                            LIMITED PARTNERSHIP

                                            By:  Piedmont Management, Inc.,
                                            Its General Partner


                                            By: /s/ W. W. Neal
                                            Name: W.W. Neal
                                            Title: Managing Principal


SOUTHEAST:                                  SOUTHEAST INTERACTIVE
                                            TECHNOLOGY FUND I, LLC


                                            By: /s/ David C. Blivin
                                            Name: David C. Blivin
                                            Title: Managing Director

                                            SOUTHEAST INTERACTIVE
                                            TECHNOLOGY FUND II, LLC


                                            By: /s/ David C. Blivin
                                            Name: David C. Blivin
                                            Title: Managing Director


STEIN:                                      JOHN STEIN


                                            /s/ John Stein


STEIN PARTNERS:                             STEIN FAMILY PARTNERS, L.P.


                                            By: /s/ John Stein
                                            Name: John Stein
                                            Title: Managing General Partner